CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the use of our report dated January 20, 2009 on Dreyfus New Jersey Municipal Money Market Fund, Inc. for the fiscal year ended November 30, 2008 which is incorporated by reference in this Registration Statement (Form N-1A Nos. 33-20891 and 811-5527) of Dreyfus New Jersey Municipal Money Market Fund, Inc.

.

ERNST & YOUNG LLP

New York, New York March 23, 2009